                                                                      EXHIBIT 10


                                                                  EXECUTION COPY

                                 AMENDMENT NO. 3
                                       to
                              Amended and Restated
                           Loan and Security Agreement
                          dated as of December 20, 1996

         AMENDMENT NO. 3 entered into as of July 31, 1997 among RIDGEVIEW, INC., a North Carolina corporation (for itself and as successor by merger to InterKnit, Inc., an Alabama corporation), SENECA KNITTING MILLS CORPORATION, a New York corporation (collectively, the "Borrowers"), and NATIONSBANK, N.A. (f/k/a NationsBank, N.A. (South)), a national banking association (the "Lender").

                              Preliminary Statement

         The Borrowers and the Lender are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 20, 1996, as amended by Amendment No.1 dated as of January 31, 1997 and as further amended by Amendment No.2 dated as of March 13, 1997 (the "Loan Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined).

         The Borrower has requested an increase in the amount of the Revolving Credit Loan, the extension of a separate capital expenditures credit line, an increase in the Letter of Credit Facility (which is currently zero), modifications to the financial reporting requirements set forth in the Loan Agreement and certain conforming changes to other provisions of the Loan Agreement, and the Lender has agreed to such request, upon and subject to all of the terms, conditions and provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the Loan Agreement, the mutual covenants set forth therein and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendment to Loan Agreement. Subject to the provisions of
Section 2, the Loan Agreement is hereby amended:

         (a) by amending the provisions of Section 1.1 Definitions as follows:

                  (i) by adding the following definitions, to read in their entirety as follows:

                  "Amendment No.3 Effective Date" means the date on which Amendment No.3 dated as of July 31, 1997 to this Agreement became effective in accordance with its terms.

                  "CAPEX Loan" means each loan made to the Borrowers under the CAPEX Loan Facility pursuant to SECTION 2C, and all such loans collectively.

                  "CAPEX Loan Facility" means the credit facility providing for CAPEX Loans up to an aggregate original principal amount not to exceed the principal sum of $2,500,000.

                  "CAPEX Lock-in Date" means December 31, 1997.

                  "CAPEX Note" means the Note made by the Borrowers payable to the order of the Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of all CAPEX Loans made to them by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of EXHIBIT A-3 hereto, with all blanks properly completed.

                  "Hard Cost Capital Expenditures" means Capital Expenditures made for the acquisition of fixed assets, including Equipment used in connection with the applicable Borrower's business, exclusive of costs for delivery, installation, consultation and similar "soft costs".

                  (ii) by amending the definition "Applicable Margin" in its entirety to read as follows:

                  "Applicable Margin" means, (a) as to Prime Rate Loans during the period from the Effective Date to and including December 31, 1996, the margin over the Prime Rate in effect under the Existing Revolving Agreement on the date immediately preceding the Effective Date, and (b) as to Eurodollar Rate Loans effective on the Effective Date and as to Prime Rate Loans effective on January 1, 1997, the rate per annum set forth opposite the applicable ratio of total Liabilities to Tangible Net Worth (calculated in accordance with the provisions of SECTION 10.1(A)(I)) as of the last day of the fiscal quarter of the Borrowers ending nearest October 31, 1996 as reflected in the financial statements of the Borrowers delivered to the Lender pursuant to SECTION 9.1(B), and thereafter effective as of the first day of the month following the month in which timely delivery of quarterly financial statements is made, the Applicable Margin shall be equal to the rate per annum set forth opposite the applicable ratio:


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


                    Ratio                                Applicable Margin
                    -----                                -----------------

                                              Prime Rate Loans        Eurodollar Rate Loans
                                              ----------------        ---------------------
                    less than or equal             0%                          2.00%
                    to 2.0 to 1

                    greater than 2.0               0.25%                       2.37%
                    to 1 but less than
                    or equal to 2.5 to 1

                    greater than 2.5               0.50%                       2.75%
                    to 1 but less than
                    or equal to 3.0 to 1

                    greater than 3.0               0.75%                       3.00%
                    to 1 but less than
                    or equal to 3.5 to 1

                    greater than 3.5 to 1          1.00%                       3.25%


                  In the event that the applicable financial statements of the Borrowers have not been timely delivered in accordance with
                  SECTION 9.1(B) and, therefore, the applicable ratio cannot be determined, the Applicable Margin for the three-month period beginning on the first day of the month following the month in which such financial statements should have been delivered shall be equal to the sum of the then effective Applicable Margin and the Default Rate.

                  (iii) deleting from the definition "Letter of Credit Facility" the figure "$0" and substituting therefor the figure "$250,000";

                  (iv) by amending the definition "Loan" by inserting after the phrase "any Revolving Credit Loan" appearing therein, the phrase ", CAPEX Loan"; and

                  (v) by amending the definition "Revolving Credit Facility" by deleting the figure "$14,000,000" appearing therein and substituting therefor the figure "$18,000,000";

         (b) by amending Section 2B.4(b) Mandatory Prepayment in its entirety to read as follows:

                  (b) Mandatory Prepayment. (i) Any and all amounts received by a Borrower as proceeds from the sale of any Equipment or Real Estate to the extent such proceeds exceed (i) $5,000 in the case of any single item of Equipment or parcel of Real Estate, or (ii)



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

         $25,000 in the aggregate for all such Equipment and Real Estate sold during any twelve-month period shall be paid, immediately upon receipt by the applicable Borrower to the Lender and shall be applied to the principal installments of the Term Loan in the inverse order of their maturities, with any balance remaining after prepayment in full of the Term Loan to be applied to repay any amounts due under the CAPEX Loan. The Borrowers shall also be obligated to prepay the Term Loan in full together with accrued and unpaid interest thereon upon any termination of this Agreement pursuant to SECTION 3.5 or otherwise or upon any acceleration of the Term Loan pursuant to ARTICLE 11.

         (c) by amending Section 7.14 Information and Reports by amending subsections (a) and (d) thereof in their entireties to read, respectively, as follows:

                           (a) Schedule of Receivables. The Borrowers shall
                  deliver to the Lender not later than the 15th day of each month, a Schedule of Receivables for each Borrower as of the last day of the preceding accounting month of the Borrowers, setting forth (i) a detailed aged trial balance of all of such Borrower's Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (ii) a reconciliation to the Borrowing Base Certificate as of the same date and to the Schedule of Receivables delivered in respect of the next preceding month.

                  .  .  .  .

                           (d) Borrowing Base Certificate. The Borrowers shall
                  deliver to the Lender not later than the 15th day of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of the preceding accounting month of the Borrowers.

         (d) by amending Section 9.1 Financial Statements in its entirety to read as follows:

                  Section 9.1       Financial Statements.

                           (a) Audited Year-End Statements. As soon as
                  available, but in any event within 90 days after the end of each fiscal year, copies of the consolidated and consolidating balance sheet of Ridgeview and its consolidated Subsidiaries as at the end of such fiscal year and the related statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year and reported on, without qualification, by Whisnant Company or other independent certified public accountants selected by the Borrowers and acceptable to the Lender.


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

                           (b) Monthly Financial Statements. As soon as
                  available, but in any event within 30 days after the end of each accounting month of the Borrowers (other than any such month that is the final month of a fiscal quarter of the Borrowers), copies of (i) the unaudited balance sheet of each of Ridgeview, Seneca and Interknit as at the end of such accounting month and the related unaudited income statement for each Borrower for such accounting month and for the portion of the accounting year of the Borrowers through such accounting month, certified by the chief financial officer of Ridgeview to the best of his knowledge as presenting fairly the financial condition and results of operations of Ridgeview, Seneca and Interknit, respectively, as at the date thereof and for the periods ended on such date, subject to normal year end adjustments, and (ii) the unaudited balance sheet of Ridgeview, Ltd. as at the end of each such month and the related unaudited income statement for Ridgeview, Ltd. for such month and for the portion of the fiscal year of Ridgeview, Ltd. through such month, certified by the chief financial officer of Ridgeview to the best of his knowledge as presenting fairly the financial condition and results of operations of Ridgeview, Ltd. as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

                           (c) Quarterly Financial Statements. As soon as
                  available, but in any event within 45 days after the end of each fiscal quarter of the Borrowers, (i) copies of the consolidated and consolidating unaudited balance sheet of Ridgeview and its consolidated domestic Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidating and consolidated income statements and statements of cash flow of Ridgeview and its consolidated domestic Subsidiaries for the portion of the accounting year of the Borrowers through such fiscal quarter, certified by the chief financial officer of Ridgeview to the best of his knowledge as presenting fairly the financial condition and results of operations of Ridgeview and its consolidated domestic Subsidiaries as at the date thereof and for the periods ended on such date, subject to normal year end adjustments, and (ii) the unaudited balance sheet of Ridgeview, Ltd. as at the end of such fiscal quarter and the related unaudited income statement for Ridgeview, Ltd. for the portion of the fiscal year of Ridgeview, Ltd. through such fiscal quarter, certified by the chief financial officer of Ridgeview to the best of his knowledge as presenting fairly the financial condition and results of operations of Ridgeview, Ltd. as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

                  All such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of notes) applied consistently throughout the periods reflected therein. Notwithstanding the foregoing, if at any time the excess of the

                  Borrowing Base over the aggregate outstanding principal amount of Revolving Credit Loans is less than $2,000,000, the Lender shall have the absolute right to require, and upon such request the Borrowers shall provide, monthly consolidating and consolidated financial statements for Ridgeview and its consolidated Subsidiaries and an appropriate officer's certificate substantially in the form of EXHIBIT E hereto, properly completed.

         (e) by amending Section 9.3 Officer's Certificate by deleting therefrom the reference to "Section 9.1(a) and (b)" and substituting therefor a reference to "Sections 9.1(a) and (c)"; and

         (f) by amending Section 9.4 Copies of Other Reports by redesignating subsections (a), (b) and (c) thereof as subsections (b), (c) and (d) and adding thereto a new subsection (a) to read as follows:

                           (a) Immediately after delivery thereof to the
                  Securities and Exchange Commission (the "SEC"), copies of all reports on Forms 10-K, 10-Q, 8-K and any other reports, delivered by the Borrowers (or any of them) to the SEC.

         (g) by amending Section 10.5 Capital Expenditures in its entirety to read as follows:

                  Section 10.5 Capital Expenditures. Make or incur any Capital Expenditures, except that Ridgeview and its Subsidiaries may make or incur Capital Expenditures in Fiscal Year 1997 in an amount not to exceed, in the aggregate, $4,100,000, and in any subsequent Fiscal Year in an amount not to exceed, in the aggregate, $1,000,000.

         (h) by adding Section 2C. CAPEX LOAN FACILITY to read in its entirety as follows:

                             C. CAPEX LOAN FACILITY

                  Section 2C.1 CAPEX Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under this Agreement, the Lender shall make one or more CAPEX Loans to the Borrowers as requested by the Borrowers in accordance with the terms of SECTION 2C.2, from the Amendment No.3 Effective Date until the CAPEX Lock-in Date, each in an original principal amount which, when added to all CAPEX Loans previously made hereunder, does not exceed eighty percent (80%) of the aggregate Hard Cost Capital Expenditures incurred during the period beginning on the Amendment No.3 Effective Date and ending on the date of the relevant CAPEX Loan, PROVIDED that the aggregate original principal amount of all CAPEX Loans shall not exceed the amount of the CAPEX Loan Facility.

                  Section 2C.2 Manner of Borrowing CAPEX Loans. (a) Subject to satisfaction of the conditions set forth in SECTION 2C.3, borrowings under the CAPEX Loan Facility


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

         shall be made prior to the CAPEX Lock-in Date as Prime Rate Loans or Floating Eurodollar Rate Loans upon notice as set forth in and subject to the other provisions of SECTION 2A.2 applicable to borrowings of Loans of the same Types under the Revolving Credit Facility. CAPEX Loans outstanding on or after the CAPEX Lock-in Date may, subject to the applicable provisions of this Agreement, be of any Type.

                  (b) Disbursement of Loans. The Borrowers hereby irrevocably authorize the Lender to disburse the proceeds of each borrowing requested pursuant to this SECTION 2C.2 in lawful money of the United States of America in immediately available funds by credit to the Controlled Disbursement Account or to such other account as may be agreed upon by the Borrowers and the Lender from time to time.

                  Section 2C.3 Conditions Precedent to CAPEX Loans. Notwithstanding any other provision of this Agreement to the contrary, no CAPEX Loans will be made hereunder until the fulfillment of each of the following conditions prior to or contemporaneously with the making of each such Loan:

                  (a) The Lender shall have received each of the following, all of which shall be satisfactory in form and substance to the Lender and its counsel:

                           (i) A receipt or invoice for any Hard Cost Capital
                  Expenditures for which CAPEX Loan funds are disbursed to the Borrowers; and

                           (ii) Evidence satisfactory to the Lender that the
                  Equipment (or other goods in question) to which such receipt or invoice relates has been delivered to and is located on the premises of a Borrower, is subject to the Security Interest and that all actions required pursuant to ARTICLE 6 in respect of such Equipment (or other goods in question) have been taken; and

                  (b) Satisfaction of all applicable conditions set forth in
ARTICLE 4.

                  Section 2C.4 Repayment of CAPEX Loan. The CAPEX Loan is due and payable, and shall be repaid in full by the Borrowers in twelve
         (12) substantially equal consecutive monthly installments payable on the first of each month beginning February 1, 1998 through and including January 1, 1999, each in an amount equal to 1/84th of the aggregate principal balance of the CAPEX Loans outstanding on the CAPEX Lock-in Date, and a thirteenth and final installment in the amount of the entire remaining principal balance payable on January 10, 1999.

                  Section 2C.5 CAPEX Note. The CAPEX Loan Facility and the joint and several obligation of the Borrowers to repay such Loan shall be evidenced by a single

         CAPEX Note payable to the order of the Lender. Such Note shall be dated the Amendment No.3 Effective Date and be duly and validly executed and delivered by the Borrowers.

                  Section 2C.6 Prepayment of CAPEX Loan.

                  (a) Voluntary Prepayment. The Borrowers shall have the right at any time and from time to time, upon at least 60 days' prior written notice to the Lender in the case of a prepayment in full and upon at least five days' prior written notice to the Lender in the case of a partial prepayment, to prepay the CAPEX Loan in whole or in part on any Business Day. Each partial prepayment of the CAPEX Loan shall be in a principal amount equal to $100,000 or any integral multiple thereof and shall be applied to the principal installments of the CAPEX Loan in the inverse order of their maturities. On the prepayment date, the Borrowers shall pay interest on the amount prepaid, accrued to the prepayment date and any amounts which may become due pursuant to
         SECTION 3.10 as a result of such prepayment. Any notice of prepayment given by the Borrowers hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any fees) shall be due and payable on the date designated in the notice.

                  (b) Mandatory Prepayment. The Borrowers shall prepay the CAPEX Loan in full, together with accrued and unpaid interest thereon, upon any termination of this Agreement pursuant to SECTION 3.5 or otherwise or upon any acceleration of the CAPEX Loan pursuant to ARTICLE 11, and shall make any other mandatory prepayments provided for in SECTION 2B.4(b).

         (f) by further amending the Loan Agreement to add Exhibit A-3 in the form attached hereto as Annex 1.

         Section 2. Effectiveness. The provisions of Section 1 shall become effective as of the date hereof on the date (the "Amendment Effective Date") on which the Lender shall have received each of the following, in form and substance satisfactory to the Lender:

         (a) payment by the Borrowers of the following fees, which amounts the Borrowers hereby irrevocably authorize the Lender to charge to any account of the Borrowers (or an individual Borrower) maintained with the Lender:

                  (i) a $12,500 origination fee with respect to the CAPEX Loan Facility (as such term and other capitalized terms used hereinafter are defined in the Loan Agreement, as amended by this Amendment),

                  (ii) a $5,000 fee with respect to the overadvance facility made available to the Borrowers prior to the Amendment No.3 Effective Date, and

                  (iii) a $5,000 fee with respect to the increase in the Revolving Credit Facility effected by this Amendment, in accordance with terms of SECTION 3.2(f) of the Loan Agreement;

         (b) counterparts of this Amendment duly executed by the Borrower, together with the Consent and Confirmation attached hereto duly executed by the Guarantor;

         (c) a certificate of the chief operating officer or president of each Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement:

                  (i) all of the representations and warranties made or deemed to be made under the Loan Agreement are true and correct as of the Amendment Effective Date, and

                  (ii) after giving effect to this Amendment, no Default or Event of Default exists;

         (d) a signed opinion of Isenhower, Wood & Cilley, P.A., counsel for the Borrower, and such local counsel as the Lender shall deem necessary and desirable, opining as to such matters in connection with this Amendment as the Lender or its counsel may reasonably request;

         (e) documentation in a form satisfactory to Lender evidencing the merger, effective as of June 30, 1997, of InterKnit, Inc. and Ridgeview, Inc., with Ridgeview, Inc. as the surviving entity; and

         (f) such other documents and instruments as the Lender may reasonably request.

         Section 3. Effect of Amendment. Upon and after the effectiveness of this Amendment as provided in Section 2 hereof, all references to the Loan Agreement in the Loan Agreement or in any other Loan Document shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not, and will not, amend, modify or supplement any provision of or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect.

         Section 4. Representations and Warranties. Each Borrower hereby makes the following representations and warranties to the Lender, which representations and warranties shall survive the delivery of this Amendment and the making of Loans under the Loan Agreement as amended hereby:

         (a) Organization; Power; Qualification. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect.

         (b) Authorization of Agreements. Each Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by the duly authorized officers of each Borrower and is a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

         (c) Compliance of Agreements with Laws. The execution and delivery of this Amendment, and performance of the Loan Agreement as amended by this Amendment in accordance with its terms, do not and will not, by the passage of time, the giving of notice or otherwise,

                  (i) require any Governmental Approval or violate any applicable law relating to such Borrower or any of its Affiliates,

                  (ii) conflict with, result in a breach of or constitute a default under (1) the articles of incorporation or by-laws or any shareholders' agreement of such Borrower, (2) any indenture, agreement or other instrument to which such Borrower is a party or by which any of its property may be bound or (3) any Governmental Approval relating to such Borrower, or

                  (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower other than the Security Interest.

         (d) Effect of Failure to Deliver Financial Statements, Etc., Timely. The Borrowers acknowledge that pursuant to the provisions of the Loan Agreement, a consequence, among others, of the Borrowers' failure to deliver Collateral reports provided in Section 7.14 of the Loan Agreement (as amended by this Amendment) or financial statements or related certificates provided in Sections 9.1, 9.2, 9.3 and 9.4 of the Loan Agreement (as amended by this Amendment) in a timely manner in accordance with said provisions is that the Lender may decline to make Loans to the Borrowers at an interest rate determined with reference to the Eurodollar Rate. The Borrowers further acknowledge that they understand that it is the Lender's present intention to so decline to make Eurodollar Rate Loans to the Borrowers in the event of such failure(s).

         (e) Merger. The merger, effective as of June 30, 1997, of InterKnit, Inc. and Ridgeview, Inc. with Ridgeview, Inc. as the surviving entity, was duly authorized by each such Person and was consummated in compliance with all applicable laws. As a result of such merger, all assets, liabilities and obligations formerly of InterKnit, Inc. have become assets, liabilities and obligations of Ridgeview, Inc.

         Section 5.  General Provisions.

         (a) Expenses. (i) The Borrowers agree to pay or reimburse on demand all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Amendment, the Loan Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Amendment, the Loan Agreement and the other Loan Documents, (b) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of a Borrower under this Amendment, the Loan Agreement and the other Loan Documents that such Borrower fails to pay or take, and (c) any other obligations or expenses of the Borrowers under Section 12.2 of the Loan Agreement.

         (ii) The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby irrevocably authorize the Lender to charge to any account of the Borrowers (or any individual Borrower) maintained with the Lender in the amount of any costs and expenses owed by the Borrowers , as set forth in this Section or otherwise, when such costs and expenses are due to the Lender and to deem such amounts (but not in duplication) a request for a borrowing under the Revolving Credit Facility pursuant to the provisions of Section 2A.2(a)(iii) of the Loan Agreement.

         (b) Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Georgia.

         (c) Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                            RIDGEVIEW, INC.

[CORPORATE SEAL]

Attest:                                     By: /s/ Hugh R. Gaither
                                                -------------------
                                                Hugh R. Gaither
By: /s/ Doug Yoder                              President
    --------------
    Name: Doug Yoder
    Title: Asst. Secretary

                                            SENECA KNITTING MILLS
                                            CORPORATION

[CORPORATE SEAL]

Attest:                                     By: /s/ Hugh R. Gaither
                                                -------------------
                                                Hugh R. Gaither
By: /s/ Walter L. Bost, Jr.                     President
    -----------------------
    Name: Walter L. Bost, Jr.
    Title: Secretary



                                            NATIONSBANK, N.A.


                                            By: /s/ Scott K. Goldstein
                                                ----------------------
                                                Scott K. Goldstein
                                                Vice President

                            CONSENT AND CONFIRMATION

         The undersigned, GPM Corporation, as the maker of the Subsidiary Guaranty, hereby acknowledges receipt of the foregoing Amendment No. 3 and confirms, for the benefit of the Borrowers and the Lender, that the Subsidiary Guaranty remains in full force and effect, in accordance with its terms, as to Secured Obligations of the Borrower under the Loan Agreement as amended by the said Amendment No. 3 and is hereby in all respects ratified and confirmed.

Dated:  As of July 31, 1997

                                             GPM CORPORATION


                                             By: /s/ Hugh R. Gaither
                                                 -------------------
                                                 Hugh R. Gaither
                                                 President

                                  CAPEX NOTE


$2,500,000.00                                                   Atlanta, Georgia
                                                                   July 31, 1997


     FOR VALUE RECEIVED, the undersigned, RIDGEVIEW, INC., a North Carolina corporation ("Ridgeview", for itself and as successor by merger to InterKnit, Inc., an Alabama corporation) and SENECA KNITTING MILLS CORPORATION, a New York corporation (collectively, the "Borrowers"), hereby jointly and severally unconditionally promise to pay to the order of NATIONSBANK, N.A., a national banking association (the "Lender"), at the offices of the Lender located at 600 Peachtree Street, N.E., Atlanta, Georgia, 30308, or at such other place within the United States as shall be designated from time to time by the Lender, in accordance with the terms of the Loan Agreement, as hereinafter defined, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), or such lesser principal amount as may then constitute the aggregate principal balance of the CAPEX Loan made by the Lender to the Borrowers pursuant to the Loan Agreement, in lawful money of the United States of America in federal or other immediately available funds, in such amounts and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof.

     The Borrowers also jointly and severally unconditionally promise to pay interest on the unpaid principal amount of this Note outstanding from time to time for each day from the date of disbursement until such principal amount is paid in full at the rates per annum and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Note or in the Loan Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any applicable law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by applicable law, the provisions of the Loan Agreement relating to the payment of interest under such circumstances shall control.

     This Note is the CAPEX Note referred to in that certain Amended and Restated Loan and Security Agreement dated as of December 20, 1996 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; terms defined therein being used in this Note as therein defined) between the Borrowers and the Lender, is subject to, and entitled to, all provisions and benefits of the Loan Documents, is secured by the Collateral and other property as provided in the Loan Documents, is subject to optional and mandatory prepayment in whole or in part and is subject to acceleration prior to maturity upon the occurrence of one or more Events of Default, all as provided in the Loan Documents.

     Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices are hereby waived by the Borrowers, except to the extent expressly provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     The Borrowers hereby jointly and severally agree to pay on demand all costs and expenses incurred in collecting the Secured Obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

     The provisions of Section 12.5 of the Loan Agreement are hereby expressly incorporated by reference herein.

     This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.














                    [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Note as of the day and year first above written.


                                      RIDGEVIEW, INC.

[CORPORATE SEAL]

Attest:                               By: /s/ Hugh R. Gaither
                                          -------------------------------------
By: /s/ Doug Yoder                        Name: Hugh R. Gaither
    ------------------------------        Title: President and CEO
    Name: Doug Yoder
    Title: Asst. Secretary


                                      SENECA KNITTING MILLS CORPORATION

[CORPORATE SEAL]

Attest:                               By: /s/ Hugh R. Gaither
                                          -------------------------------------
By: /s/ Walter L. Bost, Jr.               Name: Hugh R. Gaither
    ------------------------------        Title: President and CEO
    Name: Walter L. Bost, Jr.
    Title: Secretary





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